Exhibit 10.1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE AGREEMENT (the “First Amendment”) is entered into as of the 23rd day of August, 2012, by and between Prologis Texas III, LLC, a Delaware limited liability company, (the “Landlord”) and Superconductor Technologies, Inc. (the “Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have entered into a Lease dated December 5, 2011, pursuant to which Landlord leased to Tenant certain premises consisting of approximately 35,083 square feet at Walnut Creek Corporate Center, Building 13 located at 9101 Wall Street, Austin, Texas 78754 (the “Premises”), such lease, as heretofore modified, being herein referred to as the “Lease”.

WHEREAS, Landlord and Tenant desire to modify the Lease on the terms and conditions set forth below.

A G R E E M E N T:

NOW THEREFORE, in consideration of the Premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.	The Lease Premises shall consist of an additional 6,622 square feet for a total of 41,705 square feet as shown on Exhibit A. All of the terms and conditions of the Lease shall remain in full force and effect. Tenant shall pay Base Rent and Operating Expenses based on the new square footage of 41,705 as shown on Addendum 1B attached.

2.	Tenant’s new proportionate share of the Building shall be revised to 44.367% and Tenant’s new proportionate share of the Project shall be revised to 19.201%.

3.	Addendum 4 of the Lease Agreement, Right of First Refusal, shall be null and void and replaced with Addendum 4B of First Amendment, Right of First Refusal, attached.

4.	Addendum 7 of the Lease Agreement, Grant of Temporary Lease of Restrooms, shall be null and void.

5.	Except as otherwise expressly provided herein, all defined terms used in this First Amendment shall have the same respective meanings as are provided for such defined terms in the Lease. Tenant shall accept the Premises in its “as is” condition and shall pay Operating Expenses as provided in the Lease during the First Term. Landlord shall provide a Tenant Improvement allowance of $12,000.00 to be spent on mutually agreed upon improvements to the Premises.

6.	Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than Live Oak Gottesman and CB Richard Ellis and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

7.	Insofar as the specific terms and provisions of this First Amendment purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Lease, the terms and provisions of this First Amendment shall govern and control; in all other respects, the terms, provisions and exhibits of the Lease shall remain unmodified and in full force and effect.

8.	Landlord and Tenant hereby agree that (i) this First Amendment is incorporated into and made a part of the Lease, (ii) any and all references to the Lease hereinafter shall include this First Amendment, and (iii) the Lease and all terms, conditions and provisions of the Lease are in full force and effect as of the date hereof, except as expressly modified and amended hereinabove.

9.

Any obligation or liability whatsoever of ProLogis, a Maryland real estate investment trust, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor

Exhibit 10.1

shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

IN WITNESS WHEREOF, the parties hereto have signed this First Amendment as of the day and year first above written.

TENANT:			LANDLORD:
Superconductor Technologies, Inc.			Prologis Texas III, LLC, a Delaware limited liability company

			By:	Prologis Management Incorporated a Delaware corporation its Agent

By:	/s/ R L Johnson		By:	/s/ Jeff Folkman
	Name:	R L Johnson		Name:	Jeff Folkmann
Title:	Senior Vice President, Operations		Title:	Vice President